UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 8, 2003

DEL MONTE FOODS COMPANY

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14335	13-3542950

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Market @ The Landmark San Francisco, California	94105

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 247-3000

N/A (Former Name or Former Address, if Changed Since Last Report)

Item 9. Regulation FD Disclosure
SIGNATURE

Item 9. Regulation FD Disclosure

This information shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference to this Form 8-K in such filing. A general statement in a filing to the effect that such filing incorporates any future filings made with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 shall not constitute a specific reference to this Form 8-K.

Pursuant to the Stockholder Rights Agreement dated June 12, 2002 between Del Monte Foods Company (the “Company”) and certain affiliates of Texas Pacific Group (the “TPG Entities”), the Company has received a request to file a shelf registration statement to register such TPG Entities’ holdings of common stock of the Company. The Stockholder Rights Agreement was entered into by the Company and the TPG Entities in connection with the Company’s acquisition of certain businesses from H.J. Heinz Company, including Heinz’s U.S. and Canadian pet food and pet snack, North American tuna, U.S. retail private label soup, and U.S. infant feeding businesses. In addition to certain registration rights, the Stockholder Rights Agreement included certain restrictions on sales of the Company’s common stock by the TPG Entities. These restrictions terminated on April 19, 2003, 120 days following the completion of the acquisition, and the TPG Entities have been eligible to sell shares of the Company’s common stock under Rule 144(k) of the Securities Act of 1933, as amended. Texas Pacific Group has informed the Company that, while the firm has no immediate plans of selling any shares, it views the shelf registration as part of routine planning for an orderly exit of its investment over time.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

Del Monte Foods Company

Date: August 8, 2003	By:	/s/ James Potter

Name: James Potter
Title: Secretary